                                 PROMISSORY NOTE

Boiling Spring Lakes, N.C.
March 9, 2001

$ 712,500.00

         FOR VALUE RECEIVED the undersigned, jointly and severally, promise to pay to Reeves Telecom Limited Partnership or order, the principal sum of SEVEN HUNDRED TWELVE THOUSAND FIVE HUNDRED AND NO/100THS DOLLARS ($712,500.00), with interest from the date hereof, at the rate of Nine and one-half per cent (9.5%) per annum on the unpaid balance until paid or until default, both principal and interest payable in lawful money of the United States of America, at the office of the Holder or at such place as the legal holder hereof may designate in writing. It is understood and agreed that additional amounts may be advanced by the Holder hereof as provided in the instruments, if any, securing this Note and such advances will be added to the principal of this Note and will accrue interest at the above specified rate of interest from the date of advance until paid. In this Promissory Note (the "Note"), the term "Holder" shall mean and refer to Reeves Telecom Limited Partnership, the initial Holder pursuant to this Note, and to any other rightful holder of this Note as determined pursuant to the terms and conditions of the Loan Agreement of even date herewith and applicable law.

         The principal and interest shall be due and payable in thirty-six (36) monthly payments, as follows: (a) the first thirty-five (35) monthly payments shall be Six Thousand Six Hundred Forty-One and 43/100ths Dollars ($6,641.43) per month and shall be due and payable on the first day of each calendar month with the first of such monthly payments being due and owing on April 9, 2001; and (b) the thirty-sixth (36th) monthly payment shall be Six Hundred Seventy-Seven Thousand Six Hundred Forty-Two and 30/100ths Dollars ($677,642.30) and shall be due and payable on March 9, 2004 except as may be extended pursuant to that certain Indemnification Agreement dated March 9, 2001 between Reeves Telecom Limited Partnership and WW Golf & Services, LLC. The amortization of principal and interest for such payments shall be pursuant to the amortization schedule set forth in Schedule A, annexed hereto and incorporated herein by reference.

         If not sooner paid, the entire remaining indebtedness shall be due and payable on March 9, 2004, except as may be extended pursuant to the terms and conditions of an Indemnification Agreement dated March 9, 2001 between Reeves Telecom Limited Partnership and WW Golf & Services, LLC.

         Each such installment shall be applied as follows: first, to any costs and expenses (including reasonable attorneys fees and disbursements) payable by the Holder to which Holder is entitled to reimbursement pursuant to the Loan Agreement of even date herewith or hereunder, second, to payment of interest then accrued and due on the unpaid principal balance, and, third, with the remainder applied to the unpaid principal.

         Unless otherwise provided, this Note may be prepaid in full or in part at any time without penalty or premium. Partial payments shall be applied to installments due in reverse order of their maturity.

         In the event of (a) default in payment of any installment of principal or interest hereof as the same becomes due and such default is not cured within ten (10) days from the due date, or (b) default under the terms of any instrument securing this Note, and such default is not cured within fifteen (15) days after written notice to Maker then in either such event the holder may without further notice, declare the remainder of the principal sum, together with all interest accrued thereon at once due and payable. Failure to exercise this option on the part of Holder shall not constitute a waiver of the right of Holder to exercise the same at any other time. The unpaid principal of this Note and any part thereof, accrued interest and all other sums due under this Note and the Loan Agreement, Deed of Trust and the Security Agreement of even date herewith, shall bear interest at the rate of Thirteen and one-half per cent (13.5%) per annum after default until paid.

         All parties to this Note, including Maker and any sureties, endorsers, or guarantors hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note and the Loan Agreement, Deed of Trust and the Security Agreement of even date herewith notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

         Upon default the Holder of this Note may employ an attorney to enforce the Holder's rights and remedies, and the Maker, principal, surety, guarantor and endorsers of this Note hereby agree to pay to the holder reasonable attorneys fees not exceeding a sum equal to fifteen percent (15%) of the outstanding balance owing on said Note, plus all other reasonable expenses incurred by the Holder in exercising any of the Holder's rights and remedies upon default regardless of whether or not litigation is commenced. The rights and remedies of the Holder as provided in this Note and the Loan Agreement of even date herewith and any instrument securing this Note (including but not limited to the Deed of Trust and the Security Agreement of even date herewith) shall be cumulative and may be pursued singly, successively, or together against the property described in the Deed of Trust or the Security Agreement of even date herewith or any other funds, property or security held by the Holder for payment or security, in the sole discretion of the Holder. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

         This Note is to be governed and construed in accordance with the laws of the State of North Carolina.

         This Note is given to evidence the balance due for the purchase of real property and personal property, and is secured by a Deed of Trust and a Security Agreement of even date herewith, which is a first lien upon the property therein described.

         A default under the Loan Agreement, Deed of Trust or Security Agreement of even date herewith shall constitute a default under this Note, and shall entitle the Holder to pursue any and all actions to which each is permitted pursuant to each such agreement, or by law or in equity.

         In the event of any conflict between this Note and the Loan Agreement of even date herewith, the Loan Agreement shall control.

         IN TESTIMONY WHEREOF, each corporate maker has caused this instrument to be executed in its corporate name by its President, attested by its Secretary, and its corporate seal to be hereto affixed, all by order of its Board of Directors first duly given, the day and year first above written.

WW GOLF & SERVICES, LLC
By Foreward Golf, Inc., Manager

By: /S/ STEVEN WHITE
   --------------------------------------
   Steven White, President

ATTEST:


 /s/ THORSTEN WUNDERLICH
-----------------------------------------
   Thorsten Wunderlich, Secretary

                                  SCHEDULE "A"

                     AMORTIZATION OF PRINCIPAL AND INTEREST


PAYMENT     DUE         AMOUNT                                  ENDING
NUMBER      DATE      OF PAYMENT     PRINCIPAL    INTEREST      BALANCE
   1      04/09/01   $  6,641.43   $  1,000.80   $5,640.63    $711,499,20
   2      05/09/01      6,641.43      1,008.73    5,632.70     710,490.47
   3      06/09/01      6,641.43      1,016.71    5,624.72     709,473.76
   4      07/09/01      6,641.43      1,024.76    5,616.67     708,449.00
   5      08/09/01      6,641.43      1,032.88    5,608.55     707,416.12
   6      09/09/01      6,641.43      1,041.05    5,600.38     706,375.07
   7      10/09/01      6,641.43      1,049.29    5,592.14     705,325.78
   8      11/09/01      6,641.43      1,057.60    5,583.83     704,268.18
   9      12/09/01      6,641.43      1,065.97    5,575.46     703,202.21
  10      01/09/02      6,641.43      1,074.41    5,567.02     702,127.80
  11      02/09/02      6,641.43      1,082.92    5,558.51     701,044.88
  12      03/09/02      6,641.43      1,091.49    5,549.94     699,983.39
  13      04/09/02      6,641.43      1,100.13    5,541.30     698,853.26
  14      05/09/02      6,641.43      1,108.84    5,532.59     697,744.42
  15      06/09/02      6,641.43      1,117.62    5,523.81     696,626.80
  16      07/09/02      6,641.43      1,126.47    5,514.96     695,500.33
  17      08/09/02      6,641.43      1,135.39    5,506.04     694,364.94
  18      09/09/02      6,641.43      1,144.37    5,597.06     693,220.57
  19      10/09/02      6,641.43      1,153.43    5,488.00     692,067.14
  20      11/09/02      6,641.43      1,162.57    5,478.86     690,904.57
  21      12/09/02      6,641.43      1,171.77    5,469.66     689,732.80
  22      01/09/03      6,641.43      1,181.05    5,460.38     688,551.75
  23      02/09/03      6,641.43      1,190.40    5,451.03     687,361.35
  24      03/09/03      6,641.43      1,199.82    5,441.61     686,161.53
  25      04/09/03      6,641.43      1,209.32    5,432.11     684,952.21
  26      05/09/03      6,641.43      1,218.89    5,422.54     683,733.32
  27      06/09/03      6,641.43      1,228.54    5,412.89     682,504.78

  28      07/09/03      6,641.43      1,238.27    5,403.16     681,266.51
  29      08/09/03      6,641.43      1,248.07    5,393.36     680,018.44
  30      09/09/03      6,641.43      1,257.95    5,383.48     678,760.49
  31      10/09/03      6,641.43      1,267.91    5,373.52     677,492.58
  32      11/09/03      6,641.43      1,277.95    5,363.48     676,214.63
  33      12/09/03      6,641.43      1,288.06    5,353.37     674,926.57
  34      01/09/04      6,641.43      1,298.26    5,343.17     673,628.31
  35      02/09/04      6,641.43      1,308.54    5,332.89     672,319.77
  36      03/09/04    677,642.30    672,319.77    5,322.53           0.00

See page 2 of this schedule for monthly payments for March 9, 2004 and thereafter if the maturity date of the Promissory Note is extended pursuant to the terms and subject to the conditions of the Indemnification Agreement of even date.

                                  SCHEDULE "A"
                                     PAGE 2

         The following schedule of monthly payments of principal and interest shall apply for payments due March 9, 2004 and thereafter if, and only if, the maturity date of the Promissory Note is extended pursuant to the terms and subject to the conditions of the Indemnification Agreement of even date.

PAYMENT      DUE          AMOUNT                                       ENDING
NUMBER      DATE        OF PAYMENT     PRINCIPAL      INTEREST         BALANCE
  36      03/09/04      $6,641.43      $1,318.90     $5,322.53      $671,000.87
  37      04/09/04       6,641.43       1,329.34      5,312.09       669,671.53
  38      05/09/04       6,641.43       1,339.86      5,301.57       668,331.67
  39      06/09/04       6,641.43       1,350.47      5,290.96       666,981.20
  40      07/09/04       6,641.43       1,361.16      5,280.27       665,620.04
  41      08/09/04       6,641.43       1,371.94      5,269.49       664,248.10
  42      09/09/04       6,641.43       1,382.80      5,258.63       662,865.30
  43      10/09/04       6,641.43       1,393.75      5,247.68       661,471.55
  44      11/09/04       6,641.43       1,404.78      5,236.65       660,066.77
  45      12/09/04       6,641.43       1,415.90      5,225.53       658,650.87
  46      01/09/05       6,641.43       1,427.11      5,214.32       657,223.76
  47      02/09/05       6,641.43       1,438.41      5,203.02       655,785.35
  48      03/09/05       6,641.43       1,449.80      5,191.63       654,335.55
  49      04/09/05       6,641.43       1,461.27      5,180.16       652,874.28
  50      05/09/05       6,641.43       1,472.84      5,168.59       651,401.44
  51      06/09/05       6,641.43       1,484.50      5,156.93       649,916.94
  52      07/09/05       6,641.43       1,496.25      5,145.18       648,420.69
  53      08/09/05       6,641.43       1,508.10      5,133.33       646,912.59
  54      09/09/05       6,641.43       1,520.04      5,121.39       645,392.55
  55      10/09/05       6,641.43       1,532.07      5,109.36       643,860.48
  56      11/09/05       6,641.43       1,544.20      5,097.23       642,316.28
  57      12/09/05       6,641.43       1,556.43      5,085.00       640,759.85
  58      01/09/06       6,641.43       1,568.75      5,072.68       639,191.10
  59      02/09/06       6,641.43       1,581.17      5,060.26       637,609.93

  60      03/09/06       6,641.43       1,593.68      5,047.75       636,016.25
  61      04/09/06       6,641.43       1,606.30      5,035.13       634,409.95
  62      05/09/06       6,641.43       1,619.02      5,022.41       632,790.93
  63      06/09/06       6,641.43       1,631.84      5,009.59       631,159.09
  64      07/09/06       6,641.43       1,644.75      4,996.68       629,514.34
  65      08/09/06       6,641.43       1,657.77      4,983.66       627,856.57
  66      09/09/06       6,641.43       1,670.90      4,970.53       626,185.67
  67      10/09/06       6,641.43       1,684.13      4,957.30       624,501.54
  68      11/09/06       6,641.43       1,697.46      4,943.97       622,804.08
  69      12/09/06       6,641.43       1,710.90      4,930.53       621,093.18

In the case where the due date is the maturity date, as extended, the amount of principal due is equal to the ending balance for the preceding month and the total amount due is equal to the amount of interest due plus the ending balance for the preceding month.

If the maturity date, as extended, is after December 9, 2006, the holder will furnish the Maker with a schedule of monthly payments of principal and interest for payments after December 9, 2006, where the amount of monthly payment due for each due date other than the maturity date, as extended, is equal to $6,641.43, and in the case where the due date is the maturity date, as extended, the amount of principal due is equal to the ending balance for the preceding month and the total amount due is equal to the amount of interest due plus the ending balance for the preceding month.